Exhibit 99.1

CHC POSTS SIXTH STRAIGHT QUARTER

OF INCREASED REVENUE, EBITDAR IN FISCAL Q1

•	New Flying Contracts Top $1.5B in Long-Term Revenue

•	Brazil Operation Paces Sales Growth

•	Company Expands MRO Footprint Into Poland

September 5, 2012 – Vancouver, B.C., Canada – CHC Helicopter achieved growth in revenue and EBITDAR during its fiscal first-quarter 2013, while further implementing changes that will benefit customers and its own operating performance over the long term.

Company revenue was $416.1 million in the three months ending July 31, up 2 percent and marking the sixth straight quarter of higher year-over-year sales. Revenue would have been 8 percent higher in constant currency.

CHC reported a net loss of $32.2 million. EBITDAR – earnings before interest, taxes, depreciation, amortization and rent, and excluding aircraft leasing costs, the company’s main measure of operational profitably – was $100.9 million, a 1-percent increase.

	First Quarter
(in millions)	FY13	FY12	Change(ii)
Revenue	$416.1	$409.6	2%
EBITDAR(i)	$100.9	$100.1	1%
EBITDA(i)	$52.5	$59.6	(12%)

(i)	See reconciliation to GAAP measures below.
(ii)	All growth rates in this release are year-over-year unless otherwise noted.

According to the company’s president and chief executive officer, the first quarter was another illustration of generating better operating results even as CHC transforms itself into a distinctly different helicopter-services organization.

“Customers are extremely supportive of the changes we’re making,” said William Amelio. “They recognize these changes are enhancing our performance, and also help them safely go further and do more.”

In Heli-One, CHC’s helicopter maintenance, repair and overhaul business, sales and profitability were negatively influenced by timing of third-party business, as maintenance requirements of customers were lower in Q1 of this year.

BUSINESS HIGHLIGHTS

Helicopter Services (flying):

•

Q1 revenue for the largest part of CHC’s business was up 4 percent overall. Sales increased nearly 40 percent in the Americas, principally defined by the company’s presence in Brazil. Revenue in Australasia rose more than 20 percent. EBITDAR gains were solid to strong in the Americas, Australasia, Africa Euro Asia and Western North Sea.

•	Helicopter Services contract wins in the first quarter had a combined, long-term revenue exceeding $1.5 billion. The business came from both established and selected newer countries:

•	Major contracts with Statoil in Norway that solidify CHC’s position there into the next decade

•	Agreements with Shell in the U.K. and Petrobras in Brazil, and

•	A successful bid with Eni in Mozambique.

•

During Q1, CHC was named one of three finalists for a U.K.-government search-and-rescue project that’s expected to involve 20 aircraft and 10 bases over up to 10 years. Additional government SAR tenders are expected in the near term, including in Australia and Nigeria.

•	CHC is still awaiting issuance of its air operating certificate in Nigeria. The AOC is now expected during the current quarter.

Heli-One (MRO):

•	Heli-One recorded several significant contracts, representing $300 million in revenue over time, as it continued pushing into a broader variety of third-party MRO work. The wins included:

•	A three-year MRO contract with NSPA – the NATO Support Agency

•	Maintenance checks and upgrades on three aircraft for the German Border Police, in addition to a recent 10-helicopter win, and

•	A 13-year agreement with the U.K. Ministry of Defense involving nearly five dozen Turbomeca Makila engines.

•

Heli-One opened its new facility in Rzeszow, Poland, in Q1, and is building strong relationships between its rapidly growing team and government and business leaders in the country. The company’s MRO reach now extends from four locations – Boundary Bay, B.C., Canada; Ft. Collins, Colo., in the United States; and Stavanger, Norway; in addition to Rzeszow.

CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One division. The company is headquartered in Vancouver and operates more than 250 aircraft in about 30 countries around the world.

#####

Segment Performance (Unaudited)

(Expressed in thousands of United States dollars)

	For the three months ended July 31,
Segment Third Party Revenue	2012	2011
Helicopter Services	$389,904	$373,294
MRO	24,546	34,888
Corporate and Other	1,619	1,467

Consolidated third party revenue	$416,069	$409,649

EBITDAR and EBITDA Summary

	For the three months ended July 31,
	2012	2011
Helicopter Services	$102,623	$95,688
MRO	13,664	21,014
Corporate and Other	(15,388)	(16,633)

Consolidated EBITDAR (i)	100,899	100,069
Less: aircraft lease and associated costs	(48,430)	(40,496)

Consolidated EBITDA (i)	$52,469	$59,573

(i)	See reconciliation to GAAP measures below.

Consolidated Statement of Earnings (Unaudited)

(Expressed in thousands of United States dollars)

	For the three months ended
	July 31, 2012	July 31, 2011
Revenue	$416,069	$409,649
Operating Expenses
Direct costs	(346,087)	(336,641)
Earnings from equity accounted investees	1,012	596
General and administration costs	(18,525)	(14,031)
Amortization	(28,310)	(27,103)
Restructuring costs	(1,930)	(4,804)
Impairment of receivables and funded residual value guarantees	(715)	(16)
Recovery (impairment) of intangible assets	521	(108)
Impairment of assets held for sale	(5,647)	(7,381)
Impairment of assets held for use	(660)	—
Gain (loss) on disposal of assets	(1,591)	4,057

	(401,932)	(385,431)

Operating income	14,137	24,218

Interest on long-term debt	(29,883)	(30,670)
Foreign exchange gain (loss)	(7,401)	193
Other financing income (charges)	(8,154)	256

Loss from continuing operations before tax	(31,301)	(6,003)

Income tax recovery (provision)	(1,281)	3,847

Loss from continuing operations	(32,582)	(2,156)

Earnings (loss) from discontinued operations, net of tax	345	(786)

Net loss	($32,237)	($2,942)

Net (loss) earnings attributable to:
Controlling interest	($33,105)	($8,373)
Non-controlling interest	868	5,431

Net loss	($32,237)	($2,942)

Consolidated Statement of Cash Flows (Unaudited)

(Expressed in thousands of United States dollars)

	For the three months ended
	July 31, 2012	July 31, 2011
Cash provided by (used in):
Operating activities:
Net loss	$(32,237)	$(2,942)
Less: earnings (loss) from discontinued operations, net of tax	345	(786)

Loss from continuing operations	(32,582)	(2,156)

Adjustments to reconcile net loss to cash flows provided by (used in) operating activities:

Amortization	28,310	27,103
Loss (gain) on disposal of assets	1,591	(4,057)
Impairment of receivables and funded residual value guarantees	715	16
Impairment (recovery) of intangible assets	(521)	108
Impairment on assets held for use	660	—
Impairment on assets held for sale	5,647	7,381
Earnings from equity accounted investees	(1,012)	(596)
Deferred income taxes	(5,740)	(7,597)
Non-cash stock based compensation expense	111	312
Amortization of unfavourable contract credits	(2,801)	(2,926)
Amortization of lease related fixed interest rate obligations	(734)	(964)
Amortization of long-term debt and lease deferred financing costs	2,350	2,015
Non-cash accrued interest income on funded residual value guarantees	(1,780)	(1,865)
Mark to market loss on derivative instruments	5,154	691
Non-cash defined benefit pension expense	1,736	4,442
Defined benefit contributions and benefits paid	(13,482)	(12,104)
Increase to deferred lease financing costs	(1,273)	(4,714)
Unrealized loss (gain) on foreign currency exchange translation	17,121	(4,027)
Other	5,193	1,842
Decrease in cash resulting from changes in operating assets and liabilities	(54,580)	(66,883)

Cash used in operating activities	(45,917)	(63,979)

Financing activities:
Sold interest in accounts receivable, net of collections	8,243	39,552
Long-term debt proceeds	225,153	280,000
Long-term debt repayments	(151,953)	(273,713)

Cash provided by financing activities	81,443	45,839

Investing activities:
Property and equipment additions	(46,667)	(42,787)
Proceeds from disposal of property and equipment	47,225	48,003
Aircraft deposits, net of lease inception refunds	(30,081)	(1,686)
Restricted cash	5,346	(1,567)
Distribution from equity investments	—	936

Cash provided by (used in) investing activities	(24,177)	2,899

Cash provided by (used in) continuing operations	11,349	(15,241)

Cash flows provided by (used in) discontinued operations:
Cash flows provided by (used in) operating activities	345	(469)
Cash flows provided by (used in) financing activities	(345)	469

Cash provided by (used in) discontinued operations	—	—

Effect of exchange rate changes on cash and cash equivalents	(9,821)	(4,199)

Increase (decrease) in cash and cash equivalents during the period	1,528	(19,440)

Cash and cash equivalents, beginning of period	55,547	68,921

Cash and cash equivalents, end of period	$57,075	$49,481

Consolidated Balance Sheets

(Expressed in thousands of United States dollars)

	July 31, 2012 (Unaudited)	April 30, 2012
Assets
Current Assets:
Cash and cash equivalents	$57,075	$55,547
Receivables, net of allowance for doubtful accounts	299,927	266,115
Income taxes receivable	22,600	20,747
Deferred income tax assets	8,722	8,542
Inventories	86,760	90,013
Prepaid expenses	23,343	21,183
Other assets	35,350	33,195

	533,777	495,342
Property and equipment, net	976,858	1,026,860
Investments	24,215	24,226
Intangible assets	217,415	217,890
Goodwill	424,671	433,811
Restricted cash	19,757	25,994
Other assets	394,806	363,103
Deferred income tax assets	48,134	48,943
Assets held for sale	61,335	79,813

	$2,700,968	$2,715,982

Liabilities and Shareholder’s Equity
Current Liabilities:
Payables and accruals	$343,470	$363,064
Deferred revenue	24,302	23,737
Income taxes payable	40,630	43,581
Deferred income tax liabilities	11,507	11,729
Current facility secured by accounts receivable	52,763	45,566
Other liabilities	21,031	23,648
Current portion of long-term debt	15,104	17,701

	508,807	529,026
Long-term debt	1,342,081	1,269,379
Deferred revenue	46,798	43,517
Other liabilities	187,170	191,521
Deferred income tax liabilities	17,144	20,072

Total liabilities	2,102,000	2,053,515
Redeemable non-controlling interests	4,299	1,675
Capital stock: Par value 1 Euro;
Authorized and issued:
1,228,377,770 and 1,228,377,770, respectively	1,607,101	1,607,101
Contributed surplus	55,429	55,318
Deficit	(973,136)	(940,031)
Accumulated other comprehensive loss	(94,725)	(61,596)

	$2,700,968	$2,715,982

Non-GAAP Financial Measures:

This earnings release includes non-GAAP financial measures, segment earnings before interest, taxes, depreciation, amortization and aircraft lease rent and associated costs (“segment EBITDAR (adjusted)”) referred to above as EBITDAR and earnings before interest, taxes, depreciation and amortization (“EBITDA”) that are not required by, or presented in accordance with GAAP. These non-GAAP measures are not performance measures under U.S. generally accepted accounting principles and should not be considered as alternatives to net earnings (loss) or any other performance or liquidity measures derived in accordance with GAAP. In addition, these measures may not be comparable to similarly titled measures of other companies. CHC has provided a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure. CHC has chosen to include segment EBITDAR (adjusted) as we consider this to be a significant indicator of our financial performance and use this measure to assist us in allocating available capital resources. We have also included EBITDA as this measure is useful to our debt holders as it is a proxy of Adjusted EBITDA, a non-GAAP measure. Adjusted EBITDA provides useful information to investors as it is a measure to calculate certain financial covenants related to our revolving credit facility and certain covenants in the indenture. CHC has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure below and will present a detailed discussion of its reasons for including non-GAAP financial measures and the limitations associated with those measures as part of the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to be contained in the Quarterly Report on Form 10-Q. CHC encourages investors to review the reconciliation and the non-GAAP discussion in conjunction with our presentation of these non-GAAP financial measures.

EBITDA Non-GAAP Reconciliation (unaudited)

(Expressed in thousands of United States dollars)

	For the three months ended July 31,
	2012	2011
Helicopter Services	$102,623	$95,688
MRO	13,664	21,014
Corporate and Other	(15,388)	(16,633)

Consolidated EBITDAR	100,899	100,069
Less: aircraft lease and associated costs	(48,430)	(40,496)

Consolidated EBITDA	52,469	59,573
Amortization	(28,310)	(27,103)
Restructuring costs	(1,930)	(4,804)
Impairment of receivables and funded residual value guarantees	(715)	(16)
Recovery (impairment) of intangible assets	521	(108)
Impairment of assets held for sale	(5,647)	(7,381)
Impairment of assets held for use	(660)	—
Gain (loss) on disposal of assets	(1,591)	4,057

Operating income	14,137	24,218
Interest on long-term debt	(29,883)	(30,670)
Foreign exchange gain (loss)	(7,401)	193
Other financing income (charges)	(8,154)	256

Loss from continuing operations before tax	(31,301)	(6,003)
Income tax recovery (provision)	(1,281)	3,847

Loss from continuing operations	(32,582)	(2,156)
Earnings (loss) from discontinued operations, net of tax	345	(786)

Net loss	($32,237)	($2,942)